Exhibit 5

                              PATTON BOGGS, L.L.P.
                              250 W. PRATT STREET
                           BALTIMORE, MARYLAND  21201
                                 (410) 659-5600
                                   ----------
                           FACSIMILE: (410) 659-0621


                                October 21, 1996




WasteMasters, Inc.
147 Old Solomon's Island Road
5th Floor
Annapolis, Maryland  21401

           Re: Registration Statement on Form S-8 for 1996 Employee, Consultant and Advisor Stock Compensation Plan of WasteMasters, Inc.

Gentlemen:

           You have requested our opinion as counsel for WasteMasters, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, of 2,000,000 shares of the Company's $.01 par value Common Stock (the "Shares") under its 1996 Employee, Consultant and Advisor Stock Compensation Plan (the "Plan"). The issuance is being registered under a Registration Statement on Form S-8 to be filed by the Company with the U.S. Securities and Exchange Commission on or about October 21, 1996 (the "Registration Statement").

           In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein that were not independently established.

           Based on the foregoing, it is our opinion that the Shares, if and when issued in accordance with the Plan, will have been legally issued and will be fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of Common Stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.


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           We  consent  to the  filing  of this  opinion  as an  exhibit  to the
Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /S/ Patton Boggs, L.L.P.

                                          PATTON BOGGS, L.L.P.